UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2010
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1675 Broadway, Suite 1950	80202
Denver, CO
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Executive Officers
     On May 7, 2010, Resolute Energy Corporation (the “Company”) announced that Janet W. Pasque, the Company’s Senior Vice President—Land and Business Development, will be retiring effective as of May 31, 2010. In order to provide for an effective transition, the Company and Ms. Pasque will enter into an agreement under which Ms. Pasque will serve as a consultant to the Company from June 1, 2010 until December 31, 2010. Ms. Pasque will provide consulting services relating to land and acquisition issues, including the hiring, training and transition of new personnel in these areas.
     On May 7, 2010, the Company also announced that Dale E. Cantwell, the Company’s Senior Vice President—Operations, will be retiring effective as of May 31, 2010. In order to provide for continuity and completion of certain ongoing projects, the Company and Mr. Cantwell will enter into an agreement under which Mr. Cantwell will serve as a consultant to the Company for a period of up to one year. Mr. Cantwell will provide consulting services relating to the compression reconfiguration projects in the Greater Aneth Field.
(c) Appointment of Executive Officers
     The Company announced that at its regularly scheduled board meeting on May 7, 2010, the Board of Directors appointed James A. Tuell, age 50, as Vice President and Chief Accounting Officer of the Company, effective June 1, 2010. From December 2009 until May 31, 2010, Mr. Tuell served as the Company’s Interim Chief Accounting Officer. Prior to joining Resolute, Mr. Tuell owned and operated an accounting and finance consultancy which served Resolute and numerous other independent energy companies from January 2009 through December 2009 and from July 2001 to February 2004. Mr. Tuell served as a director of Infinity Energy Resources, Inc. from April 2005 until June 2008. He also served in various officer capacities with Infinity Energy Resources, Inc., from March 2005 through August 2007, including as President, Chief Operating Officer, Chief Executive Officer, principal financial and accounting officer and Executive Vice President. Mr. Tuell also served as President of Infinity Oil & Gas of Wyoming, Inc. and Infinity Oil and Gas of Texas, Inc., wholly-owned subsidiaries of Infinity Energy Resources, Inc., from February 2004 and June 2004, respectively, until May 2007. From 1996 through July 2001, Mr. Tuell served as Controller and Chief Accounting Officer of Basin Exploration, Inc. From 1994 through 1996, he served as Vice President and Controller of Gerrity Oil & Gas Corporation. Mr. Tuell was employed by the independent accounting firm of Price Waterhouse from 1981 through 1994, most recently as a Senior Audit Manager. He earned a B.S. in accounting from the University of Denver and is a certified public accountant.
     The Company also announced that the Board of Directors appointed Bobby D. Brady, Jr., age 52, as Vice President, Operations of the Company, effective June 1, 2010. From March 1, 2006 until May 31, 2010, Mr. Brady served as the Company’s Operations Manager. Mr. Brady previously served as Vice President of Engineering and Operations of Double Eagle Petroleum Company from April 2002 until February 2006. Mr. Brady was Operations Manager for Prima Oil & Gas from October 2000 until April 2002. Prior to working for Prima, Mr. Brady was Vice President of Engineering and Operations for Evergreen Operating Corporation. He has 27 years experience in natural gas and oil industry operations. He graduated from the Colorado School of Mines in 1984 with a Bachelor of Science degree in Petroleum Engineering. He has been a member of the Society of Petroleum Engineers since 1982.
     There are no arrangements or understandings between either Mr. Tuell or Mr. Brady and any other person pursuant to which either individual was selected as an officer of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 12, 2010

RESOLUTE ENERGY CORPORATION
By:	/s/ James M. Piccone
James M. Piccone
President